EXHIBIT B


                          West Texas Utilities Company



Name                                                 Position

Eric Blakely                                Regulatory Representative Consultant

Jeff Broad                                  General Management duties

Paul Brower                                 General Manager and President

Cleve Evans                                 Director Governmental Affairs

Mark Hunt                                   Technology Support Consultant

Floyd Nickerson                             President until January 1997

C. W. Stephenson                            Senior Tariff Consultant

David Teeter                                Director, T&D Operations